As filed with the Securities and Exchange Commission on July 27, 2012
Registration No. 333-166390
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BOISE INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8356960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 West Jefferson Street, Suite 200 Boise, ID 83702-5388 (208) 384-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

KAREN E. GOWLAND
Senior Vice President, General Counsel and Secretary
Boise Inc.
P.O. Box 990050
Boise, ID 83799-0050
(208) 384-7394
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note - Deregistration of Securities
This Post-Effective Amendment No. 1 to Form S-3 (File No. 333-166390), declared effective by the Securities and Exchange Commission (SEC) on May 10, 2010, which acted as a post-effective amendment to an earlier registration statement on Form S-1 (File No. 333-141398), declared effective by the SEC on June 19, 2007, and amended by post-effective amendments declared effective by the SEC on June 24, 2008, and October 27, 2009 (collectively, the Registration Statements), is being filed by Boise Inc. to deregister certain previously registered securities in accordance with the undertakings in the Registration Statements to remove from registration by means of a post-effective amendment any securities that remain unsold at the termination of the offering. Accordingly, this Post-Effective Amendment No. 1 to Form S-3 is being filed to deregister 4,028,568 shares of Boise Inc. common stock underlying unexercised warrants, which expired on June 20, 2011.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on July 27, 2012.

BOISE INC.
By	/s/ ALEXANDER TOELDTE

Alexander Toeldte
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ ALEXANDER TOELDTE	President and Chief Executive Officer (Principal Executive Officer)
Alexander Toeldte
/s/ SAMUEL K. COTTERELL	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Samuel K. Cotterell
/s/ BERNADETTE M. MADARIETA	Vice President and Controller (Principal Accounting Officer)

Bernadette M. Madarieta
/s/ CARL A. ALBERT	Director

Carl A. Albert
/s/ JONATHAN W. BERGER	Director

Jonathan W. Berger
/s/ JACK GOLDMAN	Director

Jack Goldman
/s/ HEINRICH R. LENZ	Director

Heinrich R. Lenz
/s/ ALEXANDER TOELDTE	Director

Alexander Toeldte
/s/ JASON G. WEISS	Director

Jason G. Weiss

Dated July 27, 2012

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